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                                                                      EXHIBIT 23


Consent of independent public accountants



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-77591, 333-77247 and 333-77249.



Arthur Andersen LLP



Minneapolis, Minnesota,
March 25, 2002